SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 27, 2013

XSUNX, INC.

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(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

65 Enterprise, Aliso Viejo, CA 92656

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(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 27, 2013, the Board of Directors of XsunX, Inc. (“the Company”) authorized the issuance of 5,000 shares of Series A Preferred Stock (the “Shares”) to the Company’s Chief Executive Officer and Director, Tom M. Djokovich. The Shares were issued in consideration for the sum of one dollar ($1), and the contribution of services by Mr. Djokovich to the Company, which the Board deemed full and fair consideration.

The terms of the Series A Preferred Stock are discussed more fully in Item 3.03 and 5.03 of this filing.

The above sale by the Company of its unregistered securities were made by the Company in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that received the unregistered securities were known to the Company and its management, through pre-existing business relationships, as the Company’s officer and director. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 3.03 Material Modification to Rights of Security Holders.

On June 28, 2013, the Company filed a Certificate of Designation for its Series A Preferred Stock with the Secretary of State of Colorado designating 10,000 shares of its authorized Preferred Stock as Series A Preferred Stock. The Series A Preferred Shares has a par value of $0.01 per share. The Series A Preferred Shares do not have a dividend rate and are not redeemable.

In addition, the Series A Preferred Shares rank senior to the Company’s common stock. The Series A Preferred Shares have voting rights equal to that of the common stockholders and may vote on any matter that common shareholders may vote. One or more shares of Series A Preferred Stock has the voting equivalent of not less than 60% of the issued and outstanding common stock (representing a super majority voting power) of the vote required to approve any action, in which the shareholders of the Company’s common stock may vote.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series A Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to $.01 per share. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, and the Company has no redemption rights for Series A Preferred Stock issued.

Further, the approval by the Board of Directors for the issuance of the Series A Preferred Stock was done in response to an effort to reduce the prohibitive costs associated with obtaining a quorum of the shareholders, standing currently at approximately 16,000 shareholders, for the purpose of a shareholders meeting and vote to amend the Articles of Incorporation to increase the Company’s number of authorized common shares.

For these reasons, the Board of Directors considered with its legal counsel whether there are alternatives that will allow the Company to conduct shareholder actions for the continuation of the Company associated with financing and conducting operations, and providing greater flexibility with respect to purposes that may include: providing equity incentives to employees or consultants, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 5.01 Changes in Control of Registrant.

On June 27, 2013, the Company authorized the issuance of 5,000 shares of if Series A Preferred Stock (the “Shares”) to the Company’s Chief Executive Officer and Director, Tom M. Djokovich.

The Series A Preferred Shares issued by the Company, rank senior to the Company’s common stock. The Series A Preferred Shares have voting rights equal to that of the common stockholders and may vote on any matter that common shareholders may vote. One or more shares of Series A Preferred Stock has the voting equivalent of not less than 60% of the issued and outstanding common stock (representing a super majority voting power) of the vote required to approve any action, in which the shareholders of the Company’s common stock may vote.

On June 28, 2013, Mr. Djokovich held 14,493,000 shares of the Company's common stock (3.75% of the issued and outstanding common stock, as of June 28, 2013), of which includes 14,068,000 shares owned by the Djokovich Limited Partnership. Mr. Djokovich shares voting and dispositive power with respect to these shares with his wife. Upon the issuance of the 5,000 shares of the Company’s Series A Preferred stock, Mr. Djokovich has the voting equivalent of 239,851,377 shares of common stock or approximately 63% of the Company's voting stock.

Item 5.03 Amendments to Articles of Incorporation.

On June 27, 2012, the Company amended its Articles of Incorporation for the creation of its Series A Preferred Stock. The rights and privileges of the Series A Preferred Stock are discussed more fully above, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 4.1..

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit

The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

EXHIBIT NO.	DESCRIPTION	LOCATION
4.1	Certificate of Designation Series A Preferred Stock	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: July 2, 2013	By:	/s/ Tom Djokovich
Tom Djokovich
Title: CEO/Secretary